EXECUTION VERSION

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010	CREDIT SUISSE AG Eleven Madison Avenue New York, NY 10010

CONFIDENTIAL
August 10, 2015
Terex Corporation
200 Nyala Farm Road
Westport, CT 06880

Attention of:	Kevin P. Bradley
Senior Vice President and
Chief Financial Officer
Konecranes Plc
P.O. Box 661 (Koneenkatu 8)
FI-05801 Hyvinkää, Finland

Attention of:	Teo Ottola
Chief Financial Officer
Project Alpha
$1,650,000,000 Senior Secured Credit Facilities
$1,150,000,000 Senior Unsecured Bridge Facility
Commitment Letter
Ladies and Gentlemen:
Terex Corporation (“Terex”) and Konecranes Plc (“Konecranes” and, together with Terex, the “Companies” or “you”) have advised Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”, “we” or “us”) that the Companies intend to consummate the Acquisition and the other Transactions (each such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Transaction Description attached hereto as Exhibit A, the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Senior Facilities Term Sheet”), the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Bridge Facility Term Sheet” and, together with the Senior Facilities Term Sheet, the “Term Sheets”) or the Summary of Additional Conditions Precedent attached hereto as Exhibit D).
You have further advised us that, in connection therewith, (a) the Borrowers (as defined in Exhibit B) will obtain the senior secured credit facilities

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described in the Senior Facilities Term Sheet, in an aggregate principal amount of up to $1,650,000,000, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $900,000,000 (the “Term Facility”) (such aggregate principal amount to be allocated between a U.S. dollar-denominated term loan facility to be made to Terex and a Euro-denominated term loan facility in an aggregate principal amount of up to €450,000,000 to be made to Konecranes or to its wholly-owned subsidiary, Konecranes Finance Oy (“Konecranes Finance”)1) and (ii) two senior secured revolving credit facilities in an aggregate principal amount of up to $750,000,000 (collectively, the “Revolving Facilities” and, together with the Term Facility, the “Senior Facilities”) and (b) Terex will, in the event that it does not receive waivers of the CofC Offers and has not consummated the CofC Offers for its Existing Notes, (i) seek to issue an aggregate principal amount of up to $1,150,000,000 in senior unsecured notes (the “Notes”) in a public offering or in a Rule 144A or other private placement and (ii) if applicable, to the extent Terex is unable to issue the full amount of the Notes on or prior to the Closing Date, obtain the senior unsecured bridge facility (the “Bridge Facility” and, together with the Senior Facilities, the “Facilities”) described in the Bridge Facility Term Sheet, in an aggregate principal amount of up to $1,150,000,000 less (i) the aggregate amount of gross cash proceeds provided by Notes issued on or prior to the Closing Date and (ii) the aggregate outstanding principal amount of 6.5% Notes and 6.0% Notes that are not or will not be tendered pursuant to any CofC Offers (as further provided in the Bridge Facility Term Sheet).
1.    Commitments.
In connection with the foregoing, CS is pleased to advise you of its commitment to provide the entire principal amount of the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheets and other attachments hereto, this “Commitment Letter”).
Notwithstanding anything to the contrary herein, if CS’ commitment to provide the Bridge Facility terminates in accordance with its terms prior to the Closing Date (as further provided in Bridge Facility Term Sheet), the term “Facilities” as used in this Commitment Letter will be deemed not to include the Bridge Facility from and after the date of such termination.
2.    Titles and Roles.
You hereby appoint (a) CS Securities to act, and CS Securities hereby agrees to act, as lead bookrunner and lead arranger for the Facilities, (b) CS to act, and CS hereby agrees to act, as sole and exclusive administrative agent and sole and exclusive
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1 If Konecranes Finance is the borrower under the Euro-denominated Term Facility, Konecranes will provide an unconditional guarantee in respect thereof.

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collateral agent for the Senior Facilities and (c) CS to act, and CS hereby agrees to act, as sole and exclusive administrative agent for the Bridge Facility, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. Each of CS and CS Securities, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that Credit Suisse will have “left” placement in any and all marketing materials or other documentation used in connection with the Facilities. You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letters referred to below) will be paid in connection with the Facilities unless you and we shall so agree; provided that prior to the date that is 10 business days after the date hereof, you may appoint up to four additional joint bookrunners and/or arrangers and an unlimited number of additional co-managers for the Facilities (each, an “Additional Commitment Party”) and award such Additional Commitment Parties titles in a manner and with economics determined by you in consultation with CS Securities (it being understood that, to the extent you appoint Additional Commitment Parties or confer other titles in respect of the Facilities, each such Additional Commitment Party or affiliates thereof shall commit to providing a percentage of the aggregate principal amount of each Facility on a pro rata basis in accordance with the economics and fees awarded to such Additional Commitment Party (except as otherwise agreed by you and CS Securities), and the commitments of CS in respect of each of the Facilities will be reduced by the amount of the commitments of such Additional Commitment Parties (or their relevant affiliates), upon the execution by such Additional Commitment Party (and any relevant affiliate) of customary joinder documentation; provided further that in no event shall (i) Credit Suisse receive less than 35% of the economics in respect of each of the Facilities or (ii) any Additional Commitment Party (or any relevant affiliate) have economics in respect of any Facility greater than the economics held by Credit Suisse in respect of such Facility.
3.    Syndication.
We intend to syndicate the Facilities (including a portion of our commitments thereunder with respect to the Facilities) to a group of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”) identified by us in consultation with you; provided that, notwithstanding our right to syndicate the Facilities and receive commitments with respect thereto, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), we will not assign all or any portion of our commitments hereunder prior to the date of the initial funding of the Senior Facilities (the “Closing Date”), except to any of our affiliates in accordance with Section 9 of this Commitment Letter or to Additional Commitment Parties in accordance with Section 2 of this Commitment Letter.
Notwithstanding our right to syndicate the Facilities as provided herein and receive commitments with respect thereto, (a) no assignment or novation shall become effective with respect to all or any portion of your commitment in respect of the Facilities until after the funding of the Facilities on the Closing Date (other than with respect to the Additional Commitment Parties as provided for in

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Section 2) and (b) unless you otherwise agree in writing, we shall retain exclusive control over all rights and obligations with respect to our commitments and other obligations hereunder, including all rights with respect to consents, modifications, supplements, waivers and amendments of this Commitment Letter and of the Fee Letters, until the funding of the Facilities on the Closing Date.
Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that our commitments hereunder are not subject to syndication of the Facilities. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter. Until the earlier of 60 days following the Closing Date and the completion of a Successful Syndication (such earlier date, the “Syndication Date”), you agree actively to assist us in completing a syndication satisfactory to us. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from the existing lending and investment banking relationships of the Companies, (b) direct contact between senior management, representatives and advisors of the Companies and the proposed Lenders, (c) assistance by the Companies in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndication (collectively, the “Information Materials”), (d) your using commercially reasonable efforts to obtain, prior to the launch of the general syndication, a public corporate rating (but no specific rating) for Konecranes from Standard & Poor’s Financial Services LLC, a part of McGraw Hill Financial (“S&P”) and a public corporate family rating (but no specific rating) for Konecranes from Moody’s Investors Service, Inc. (“Moody’s”) (and public ratings (but no specific rating) for the Facilities (and, upon our reasonable request, any Notes) from each of S&P and Moody’s), (e) the hosting, with us, of one or more meetings of prospective Lenders and (f) your ensuring that from the date hereof until the Syndication Date there shall be no competing issues of debt securities or commercial bank or other credit facilities of Terex, Konecranes or their respective subsidiaries (other than (i) indebtedness incurred pursuant to the commitments in effect on the date hereof under the Existing Credit Agreements, (ii) any commercial paper issued in the ordinary course of business, (iii) capital leases or other debt issued or incurred to finance the acquisition of fixed or capital assets, (iv) ordinary course factoring, trade receivables and similar programs, (v) customary receivables transactions entered into by you and your respective subsidiaries and (vi) any other financing agreed to by us) being offered, placed or arranged if the offering, placement or arrangement thereof could reasonably be expected to materially impair the primary syndication of the Facilities or the placement of any Notes. You agree, at the request of CS Securities, to assist in the preparation of a version of the Information Materials that consists exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to Terex, Konecranes or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws (all such information and documentation being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. Before distribution of any Information Materials, you agree to execute and deliver to CS Securities (i) a customary letter in which you authorize distribution of the

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Information Materials to Lenders’ employees willing to receive Private Lender Information and (ii) a customary letter in which you authorize distribution of Information Materials consisting solely of Public Lender Information and represent that such Information Materials do not contain any Private Lender Information, which letter shall in each case include a customary representation as to the accuracy of information. You further agree that each document to be disseminated by CS Securities to any Lender in connection with the Facilities will, at the request of CS Securities, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly that any such document contains Private Lender Information): (a) drafts and final definitive documentation with respect to the Facilities, including term sheets; (b) administrative materials prepared by us for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Facilities.
We will manage, in consultation with you, all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist us in our syndication efforts, you agree promptly to prepare and provide to us all reasonable and customary information with respect to the Companies and their respective subsidiaries and the transactions contemplated hereby, including all reasonable and customary financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facilities (it being understood and agreed that the Projections shall include projections of the Companies and their respective subsidiaries for the years 2015 through 2020).
Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letters or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, but without limiting the conditions precedent in Section 6 hereof or Exhibit D hereto, and without limiting your obligations to assist with syndication in this Section 3, compliance with any of the provisions set forth in this Section 3 shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date.
4.    Information.
Each of you (as to itself) hereby represents and covenants that (a) all written information other than the Projections, forward-looking information and other information of a general economic or industry-specific nature (the “Information”) that has been or will be made available to us by you or any of your representatives, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the

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circumstances under which such statements are made when taken as a whole (giving effect to supplements thereto from time to time), and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made and at the time the related Projections are made available to Credit Suisse (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved and actual results may differ from the Projections and such differences may be material). You agree that if any time prior to the later of (i) the Closing Date and (ii) the Syndication Date any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
5.    Fees.
As consideration for our commitments hereunder and agreements to perform the services described herein, you agree to pay to us the nonrefundable fees set forth in this Commitment Letter, in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”) and in the administrative agent fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Administrative Agent Fee Letter” and, together with the Fee Letter, the “Fee Letters”).
6.    Conditions Precedent.
Our commitments hereunder and our agreements to perform the services described herein are subject only to the conditions precedent set forth in this Section 6 and Exhibit D hereto, it being understood and agreed that there are no conditions (implied or otherwise) to the commitments hereunder with respect to the Facilities other than those expressly stated or referred to in this Section 6 and Exhibit D hereto.
Notwithstanding anything in this Commitment Letter, the Fee Letters, the definitive documentation or any other letter agreement or other undertaking concerning the financing of the Acquisition to the contrary, (i) the only representations and warranties the accuracy of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations made by Konecranes and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Terex has the right to terminate your obligations (or otherwise decline to consummate the Acquisition) under the Merger Agreement as a result of a breach of such representations in the Merger Agreement (determined without regard to whether any

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notice is required to be delivered by Terex) (the “Merger Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the definitive documentation for the Facilities shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth in this Section 6 and in Exhibit D hereto are satisfied (it being understood that, to the extent any Collateral (other than the pledge and perfection of the security interests in the capital stock of subsidiaries (pledged under the New York law governed Guarantee and Collateral Agreement) held by the Loan Parties (to the extent required under the Term Sheets) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed). For purposes hereof, “Specified Representations” means the representations and warranties relating to the Loan Parties set forth in the Term Sheets relating to corporate existence, power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Facilities, the enforceability of such documentation, Federal Reserve margin regulations, the Investment Company Act, OFAC and other laws applicable to sanctioned persons, the PATRIOT Act and other anti-money laundering laws, the FCPA and other anti-bribery laws, no conflicts between the definitive documentation for the Facilities and the organization documents of the Loan Parties, the Merger Agreement or material debt agreements of the Loan Parties or applicable law, status of the Facilities as senior debt, solvency of Konecranes and its subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (with solvency to be defined in a manner consistent with the solvency definition set forth in Annex I to Exhibit D) and, subject to the limitations set forth in the prior sentence, creation, validity, perfection and priority of security interests. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.
7.    Indemnification; Expenses.
You agree (a) to indemnify and hold harmless Credit Suisse and its affiliates and their respective directors, officers, employees, agents, trustees, members, partners and advisors (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses incurred by or asserted against any Indemnified Person arising out of or in any way connected with this Commitment Letter, the Fee Letters, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by you or any of your affiliates or equityholders), and to reimburse each such Indemnified Person upon demand for any reasonable and documented legal or other out‑of‑pocket expenses (which shall be limited in the case of legal fees and expenses to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably

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necessary, one special counsel)) incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person, (b) to reimburse Credit Suisse from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of our due diligence investigation, consultants’ and other professionals’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of one counsel), in each case, incurred in connection with the Facilities and the preparation and negotiation of this Commitment Letter, the Fee Letters, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith, and (c) to reimburse each Indemnified Person from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to consultants’ fees, travel expenses and fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel)), in each case, incurred in connection with the enforcement of this Commitment Letter, the Fee Letters, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith. You agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries, affiliates, equity holders or creditors arising out of, in connection with, or as a result of any aspect of the Transactions. Without limiting your indemnification obligations as set forth in this paragraph for any such damages awarded in connection with a third-party claim against an Indemnified Party (subject to any applicable limitations set forth above), notwithstanding any other provision of this Commitment Letter, no party hereto shall be liable for any indirect, special, punitive or consequential damages in connection with the Facilities. You shall not be liable for any settlement of any litigation, investigation or proceeding to which the indemnity in this Section applies (any of the foregoing, a “Proceeding”), effected without your prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with your prior written consent or if there is a final judgment in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Party to the extent and in the manner set forth above. You shall not, without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened Proceeding against such Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission of fault or culpability by or on behalf of such Indemnified Party.

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8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
Each of you acknowledges that Credit Suisse may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transactions or otherwise. In particular, Konecranes acknowledges that CS Securities has been retained as a financial advisor to Terex in connection with the Acquisition. Consistent with our policies to hold in confidence the affairs of our customers, we will not furnish confidential information obtained from you by virtue of the Transactions or our other relationships with you to other companies. Each of you also acknowledges that we do not have any obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained by us from other companies.
Each of you further acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between either of you, on the one hand, and any of us, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether we have advised or are advising you on other matters, (b) we, on the one hand, and each of you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) each of you is capable of evaluating and understanding, and each of you understands and accepts, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) each of you has been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests and that we have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) each of you waives, to the fullest extent permitted by law, any claims you may have against us arising out of or in connection with the Transactions for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that we shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your equityholders, employees or creditors. Additionally, each of you acknowledges and agrees that Credit Suisse is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, any consents needed in connection with the transactions contemplated hereby). Each of you shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and Credit Suisse shall have no responsibility or liability to you with respect thereto. Any review by Credit Suisse of you, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Credit Suisse and shall not be on behalf of you or any of your affiliates.
Each of you further acknowledges that Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course

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of business, we may provide investment banking and other financial services to, and/or acquire, hold or sell, for our own account and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Terex, Konecranes and other companies with which Terex or Konecranes may have commercial or other relationships. With respect to any securities and/or financial instruments so held by us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights in its sole discretion.
9.    Assignments; Amendments; Governing Law, Etc.
This Commitment Letter shall not be assignable by either of you without our prior written consent (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). Subject to the provisions of Section 3 above, each of us may assign our respective commitments hereunder to any of our respective affiliates or any Lender. Any such assignment to an affiliate will not relieve the assignor from any of its obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned. Subject to the next preceding sentence, any and all obligations of, and services to be provided by, us hereunder (including our commitments) may be performed and any and all of our rights hereunder may be exercised by or through our respective affiliates or branches. Each of you acknowledges that we may share with any of our respective affiliates, and any such affiliate may share with us, in each case on a confidential basis, any information related to Terex, Konecranes or any of their respective subsidiaries or affiliates and the transactions contemplated hereby. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and each of you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that we shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. We may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of Terex, Konecranes and their respective affiliates (or any of them), and the amount, type and closing date of such Transactions, all at our expense. This Commitment Letter and the Fee Letters supersede all prior understandings, whether written or oral, between us and you with respect to the Facilities. Your obligations

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under this Commitment Letter and the Fee Letters are joint and several. THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A “MATERIAL ADVERSE EFFECT” HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED MERGER AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY SPECIFIED MERGER AGREEMENT REPRESENTATIONS THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO YOUR OBLIGATION TO CONSUMMATE THE MERGER OR SUCH FAILURE GIVES TEREX THE RIGHT TO TERMINATE ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE MERGER) UNDER THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
10.    Jurisdiction.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, provided that suit for the recognition or enforcement of any judgment obtained in any such New York State or Federal court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final and non-appealable

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judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.
11.    Waiver of Jury Trial.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTERS OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
12.    Confidentiality.
This Commitment Letter is delivered to you on the understanding that, without our prior written consent, neither this Commitment Letter nor the Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your respective officers, directors, employees, attorneys, accountants and advisors on a confidential basis, (b) to the ratings agencies (in the case of the Term Sheets only) on a confidential basis or (c) as required by applicable law, rules and regulations, including, without limitation, the rules of the New York Stock Exchange, or compulsory legal process (in which case you agree, to the extent permitted to do so and if practical under the circumstances, to inform us promptly thereof). Notwithstanding any other provision in this Commitment Letter, we hereby confirm that you and your respective officers, directors, employees, attorneys, accountants and advisors shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Facilities.
13.    Surviving Provisions.
The compensation, reimbursement and syndication provisions (in each case subject to Section 16 hereof and Section 4 of the Fee Letter), indemnification, confidentiality, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letters, and the provisions of Sections 8 and 17 hereof, shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or our commitments hereunder.

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14.    PATRIOT Act Notification.
CS hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), CS and each Lender is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address, tax identification number and other information regarding each Loan Party that will allow CS or such Lender to identify each such Loan Party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to CS and each Lender. You acknowledge that we may share any information obtained from you pursuant to this Section 14 with any prospective Lender on a confidential basis.
15.    Acceptance and Termination.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than 5:00 p.m., New York City time, on August 11, 2015. Our offer hereunder, and our agreements contained herein, will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment of CS only after it has been duly executed and delivered by each of you in accordance with the first sentence of this Section 15. In the event that the Closing Date does not occur on or before 5:00 p.m., New York City time, on August 10, 2016, provided that such date shall be extended (a “Commitment Extension”) to a date not later than November 10, 2016 in the event that the Termination Date (as defined in the Merger Agreement) is extended pursuant to Section 10.2(a) of the Merger Agreement (or such earlier date on which the Merger Agreement terminates), then this Commitment Letter and our respective commitments and undertakings hereunder shall automatically terminate unless we shall, in our discretion, agree to an extension.
16.    Miscellaneous.
Each of the parties hereto agrees that this Commitment Letter and the Fee Letters are binding and enforceable agreements (subject to the effects of bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Senior Facilities Documentation and Bridge Loan Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facilities is subject to only the applicable conditions precedent set forth in Section 6 of this Commitment Letter and in Exhibit D hereto. Notwithstanding the foregoing, this Commitment Letter, the Fee Letter, the Administrative Fee Letter and the engagement letter dated as of the date hereof (the “Engagement Letter”) may be terminated by Terex as provided in Section 4 of the Fee Letter in which case Terex

14

shall be liable to Credit Suisse only for its fees and expenses to the extent provided therein.
17.    Certain Rights Prior to the Closing Date.
Notwithstanding anything in this Commitment Letter, the Fee Letters, the definitive documentation or any other letter agreement or other undertaking concerning the Acquisition or the financing for the Acquisition to the contrary, prior to the Closing Date, (i) neither Konecranes nor any of its affiliates, equity holders or creditors shall have the right to enforce this Commitment Letter or the commitments or agreements of Credit Suisse hereunder, (ii) as between Terex and Konecranes, Terex shall have the exclusive right to deliver any notices, instructions or consents hereunder and under the Fee Letters, including the exclusive right to terminate this Commitment Letter and the commitments hereunder, (iii) should Credit Suisse receive inconsistent instructions from Terex and Konecranes, Credit Suisse shall be entitled to rely, and act upon, solely the instructions so received from Terex, and (iv) Konecranes agrees that it will not bring or support any action, suit or proceeding of any kind or description, and neither Konecranes nor any of its affiliates, equity holders or creditors will have any rights or claims, in each case whether in law or in equity, whether in contract or in tort or otherwise, against Credit Suisse or any of its officers, directors, employees, agents or advisors, arising out of or relating to this Commitment Letter or the transactions contemplated hereby, and none of Credit Suisse, its officers, directors, employees, agents or advisors shall have any liability or obligation, whether in law or in equity, whether in contract or in tort or otherwise, to Konecranes, its affiliates, equity holders or creditors arising out of or relating to this Commitment Letter or the transactions contemplated hereby.
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We are pleased to have been given the opportunity to assist you in connection with this important financing.
Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By
Name:
Title:
By
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

[Signature Page to Commitment Letter]

Accepted and agreed to as of
the date first above written:
TEREX CORPORATION
By
Name:
Title:

[Signature Page to Commitment Letter]

Accepted and agreed to as of
the date first above written:
KONECRANES PLC
By
Name:
Title:

By
Name:
Title:

[Signature Page to Commitment Letter]
[[NYCORP:3544652v25:3130W: 08/10/2015--04:48 PM]]

EXHIBIT A

Project Alpha
Transaction Description
Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.
Pursuant to a Business Combination Agreement and Plan of Merger, dated as of the date hereof (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, the “Merger Agreement”), by and among Terex Corporation, a Delaware corporation (“Terex”), Konecranes Plc (“Konecranes”), Konecranes, Inc., a Texas corporation, and Konecranes Acquisition Company LLC, a Delaware limited liability company and a newly formed, indirect wholly-owned subsidiary of Konecranes (“Merger Sub”), Terex will merge with and into Merger Sub, with Terex surviving such merger as an indirect wholly-owned subsidiary of Konecranes, and with the existing stockholders of Terex having their outstanding equity interests in Terex converted into the right to receive approximately 60% of the outstanding equity interests of Konecranes (the “Acquisition”).
Prior to and in preparation for the Acquisition, Konecranes and its subsidiaries intend to undergo a restructuring, pursuant to which, among other transactions, the direct or indirect parent of Merger Sub (“Terex U.S. Holdco”) will issue an intercompany note to a foreign subsidiary of Konecranes (“Finance Sub”) (the restructuring, including the financing, collectively, the “Restructuring”).
In connection with the foregoing, it is intended that:

(a)
Unless it has obtained a waiver of its obligation to do so, Terex will commence an offer (the “6.5% CofC Offer”) to repurchase Terex’s 6.5% senior notes due 2020 (the “6.5% Notes”) as a result of the change of control of Terex occurring upon the consummation of the Acquisition.

(b)
Unless it has obtained a waiver of its obligation to do so, Terex will commence an offer (the “6.0% CofC Offer” and, together with the 6.5% CofC Offer, the “CofC Offers”) to repurchase Terex’s 6.0% senior notes due 2021 (the “6.0% Notes” and, together with the 6.5% Notes, the “Existing Notes”) as a result of the change of control of Terex occurring upon the consummation of the Acquisition.

(c)
The Borrowers (as defined in Exhibit B) will (i) obtain the senior secured credit facilities described in the Senior Facilities Term Sheet, in an aggregate principal amount of up to $1,650,000,000, consisting of (A) a senior secured term loan facility in an aggregate principal amount of $900,000,000 (the “Term Facility”) and (B) two senior secured revolving credit facilities in an aggregate principal amount of up to $750,000,000 (collectively, the

Exh. A-1

“Revolving Facilities” and, together with the Term Facility, the “Senior Facilities”) and (ii) unless Terex has obtained waivers of its obligations to repurchase the Existing Notes pursuant to the CofC Offers or consummated the CofC Offers for the Existing Notes, seek to issue an aggregate principal amount of up to $1,150,000,000 in senior unsecured notes (the “Notes”) in a public offering or in a Rule 144A or other private placement and, to the extent Terex is unable to issue the full amount of the Notes on or prior to the Closing Date, obtain the senior unsecured bridge facility (the “Bridge Facility” and, together with the Senior Facilities, the “Facilities”) described in the Bridge Facility Term Sheet, in an aggregate principal amount of up to $1,150,000,000 less (i) the aggregate amount of gross cash proceeds provided by Notes issued on or prior to the Closing Date and (ii) the aggregate outstanding principal amount of 6.5% Notes and 6.0% Notes that are not or will not be tendered pursuant to any CofC Offers.

(d)
(i) All amounts due or outstanding under the Credit Agreement dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified, the “Existing Terex Credit Agreement”), among Terex, the subsidiaries of Terex party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, will be repaid in full, all commitments thereunder will be terminated and all security interests and guarantees in connection therewith will be terminated and/or released, (ii) all amounts due or outstanding under (A) the Revolving Credit Agreement, dated June 4, 2015, among Konecranes Finance Oy, as borrower, Konecranes Oyj, as guarantor, the lenders party thereto, Merchant Banking Skandinaviska Enskilda Banken AB (publ), as Mandated Lead Arranger and Bookrunner, Coordinator and as Agent, (B) the Revolving Credit Agreement, dated 2014, among Konecranes Finance Oy, as borrower, Konecranes Oyj, as guarantor, the lenders party thereto, Commerzbank Aktiengesellchaft, Danske Bank A/S, Merchant Banking, Skandinaviska Enskilda Banken AB (publ), Nordea Bank Finland Plc and Pohjola Bank plc, as Mandated Lead Arrangers and Bookrunners, Danske Bank A/S, as Coordinator, and Danske Bank A/S, as Agent, and (C) the Term Loan Facility Agreement, dated October 13, 2011, among Konecranes Finance Oy, as borrower, Konecranes ABP, as guarantor, and Pohjola Bank Plc, as the bank (each as amended, restated, supplemented or otherwise modified, the “Existing Konecranes Credit Agreements” and, together with the Existing Terex Credit Agreement, the “Existing Credit Agreements”), will be repaid in full, all commitments thereunder will be terminated and all security interests and guarantees in connection therewith will be terminated and/or released (the actions described in clauses (i) and (ii), collectively, the “Credit Agreement Refinancings”), (iii) unless Terex has obtained waivers of its obligations to repurchase the 6.5% Notes and 6.0% Notes, Terex will make the CofC Offers and repurchase any Existing Notes validly tendered pursuant thereto.

Exh. A-2

(e)
The proceeds of the Senior Facilities and cash on hand at Terex and Konecranes and their respective subsidiaries will be applied to (i) effect the Credit Agreement Refinancings, (ii) pay fees and expenses incurred in connection with the Transactions (the “Transaction Costs”) and (iii) for other general corporate purposes, including the repurchase of equity interests in Konecranes following the Closing Date.

(f)	The proceeds of the Bridge Facility (or any Notes issued in lieu thereof) will be applied to (i) finance the 6.5% CofC Offer, (ii) finance the 6.0% CofC Offer and (iii) pay Transaction Costs.
The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

Exh. A-3

EXHIBIT B

Project Alpha
$1,650,000,000 Senior Secured Credit Facilities
Summary of Principal Terms and Conditions
Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit B is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

Borrower:
In respect of the Term Facility (as defined below), with respect to the (i) U.S. Term Loans (as defined below), Terex, and (ii) Euro Term Loans (as defined below), Konecranes or Konecranes Finance,[2] as applicable (together with Terex the “Term Borrowers”).
In respect of the Revolving Facilities (as defined below), Konecranes, Terex, New Terex Holdings UK Limited, a limited company organized under the laws of England (the “UK Borrower”), Terex International Financial Services Company, a company organized under the laws of Ireland (the “European Borrower”), Terex Australia Pty Ltd, a company organized under the laws of Australia and registered in Queensland, Australia (the “Australian Borrower”) and one or more wholly-owned subsidiaries of Konecranes and/or Terex to be agreed upon (collectively, the “Revolving Borrowers” and together with the Term Borrowers, the “Borrowers”).

Agent:
Credit Suisse AG, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and sole collateral agent (in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders acceptable to the Terex (the “Lenders”), and will perform the duties customarily associated with such roles.

Sole Lead Arranger and Bookrunner:
Credit Suisse Securities (USA) LLC will act as the sole lead arranger and bookrunner for the Senior Facilities (in such capacities, the “Arranger”), and will perform the duties customarily associated with such roles.

Australian Fronting Lender:
Credit Suisse AG, Sydney Branch, will act as fronting Lender in respect of Australian dollar-denominated loans under the Multicurrency Revolving Facility (as defined below) made to the Australian Borrower. Credit Suisse AG, Sydney Branch, is referred to in such capacity as the “Australian Fronting Lender”.

_________________________________________ [2]If Konecranes Finance is the borrower under the Euro-denominated Term Facility, Konecranes will provide an unconditional guarantee in respect thereof.

Exh. B-1

Facilities:	(A)
Term Facility
A senior secured term loan facility in an aggregate principal amount of $900,000,000 (the “Term Facility”), such aggregate principal amount to be allocated between a U.S. dollar-denominated term loan facility to be made to Terex (the loans thereunder, the “U.S. Term Loans”) and a Euro-denominated term loan facility in an aggregate principal amount of up to €450,000,000 to be made to Konecranes or Konecranes Finance, as applicable (the loans thereunder, the “Euro Term Loans”).

(B)
Revolving Facilities
Two senior secured revolving credit facilities in an aggregate principal amount of up to $750,000,000 (collectively, the “Revolving Facilities” and, together with the Term Facility, the “Senior Facilities”), such aggregate principal amount to be allocated between (a) a U.S. dollar-denominated revolving credit facility in an aggregate amount of up to $375,000,000 to be made available to Terex (the “Domestic Revolving Facility”) and (b) a multicurrency revolving credit facility in an aggregate amount of up to $375,000,000 to be made available to the Revolving Borrowers (the “Multicurrency Revolving Facility”).

Letters of credit may be issued under the Domestic Revolving Facility or the Multicurrency Revolving Facility, as well as under any Additional L/C Facility (to be defined in a manner consistent with the Existing Terex Credit Agreement), in an outstanding aggregate face amount not in excess of $500,000,000. The Additional L/C Facility sublimit will be $400,000,000. Letters of credit under the Domestic Revolving Facility or the Multicurrency Revolving Facility (but not under the Additional L/C Facility) will reduce borrowing availability under the applicable Revolving Facility on a dollar-for-dollar basis.
In connection with the Domestic Revolving Facility, CS and/or a Lender or Lenders to be determined (before or after closing and with the consent of such Lender or such Lenders) (in such capacity, each, a “Domestic Swingline Lender”) will make available to Terex a swingline facility under which Terex may make short-term borrowings (“Domestic Swingline Loans”) of up to $75,000,000, provided that CS shall not be obligated to make Domestic Swingline Loans in excess of $50,000,000. Domestic Swingline Loans will reduce availability under the Domestic Revolving Facility on a dollar-for-dollar basis. Each Lender under the Domestic Revolving Facility shall, promptly upon request by the Domestic Swingline Lender, fund to the Swingline Lender its pro rata share of any Domestic Swingline Loans. Interest on Domestic Swingline Loans shall be at the same rates as applicable to ABR Revolving Loans.

Exh. B-2

In connection with the Multicurrency Revolving Facility, a Lender or Lenders to be determined (before or after closing and with the consent of such Lender or such Lenders) (in such capacity, each, a “Multicurrency Swingline Lender”) will make available to the Revolving Borrowers a swingline facility under which the Revolving Borrowers may make short-term borrowings (“Multicurrency Swingline Loans”) in euro and Pounds Sterling of up to the dollar equivalent of $75,000,000. Multicurrency Swingline Loans will reduce availability under the Multicurrency Revolving Facility on a dollar-for-dollar basis. Each Lender under the Multicurrency Revolving Facility shall, promptly upon request by the Multicurrency Swingline Lender, fund to the Multicurrency Swingline Lender its pro rata share of any Multicurrency Swingline Loans. Interest on Multicurrency Swingline Loans shall be at the same rates as applicable to Multicurrency Revolving Loans subject to FBR (as defined in Annex I).

The Revolving Borrowers will also be permitted to make borrowings (“Contract Loans”) of up to $200,000,000 pursuant to bilateral agreements with Lenders under either Revolving Facility on terms to be agreed by the applicable Revolving Borrower and each such Lender and in the currencies as provided in the Existing Terex Credit Agreement. Contract Loans will reduce availability under the applicable Revolving Facility on a dollar-for-dollar basis (but will not reduce any such Lender’s commitments thereunder nor affect the calculation of any fees (including facility fees) in respect of such Revolving Facility). Any Contract Loans will be deemed to be loans under the Revolving Facilities and secured by the Collateral (as hereinafter defined).

Exh. B-3

Incremental Facilities:
The definitive documentation for the Senior Facilities (the “Senior Facilities Documentation”) will permit the Borrowers to obtain one or more incremental term loan facilities (or to obtain additional term loans under an existing term loan facility) under the Senior Facilities Documentation (each, an “Incremental Term Loan Facility”) and/or increase the commitments under either Revolving Facility (any such increase, an “Incremental Revolving Credit Facility”; the Incremental Term Loan Facilities and the Incremental Revolving Credit Facilities are collectively referred to as “Incremental Facilities”) in an unlimited aggregate principal amount; provided, that (a) at the time such Incremental Facilities are incurred and after giving effect thereto and to the use of proceeds thereof (and assuming any Incremental Revolving Credit Facility is fully funded), the Senior Secured Leverage Ratio (to be defined in a manner consistent with the Existing Terex Credit Agreement) does not exceed 2.50 to 1.00, (b) no default or event of default exists or would exist after giving effect thereto, (c) subject to clause (d) below, the terms of any Incremental Term Loan Facilities shall be determined by Terex, Konecranes and the Lenders thereunder and (d) without the prior written consent of Lenders holding at least 51% in interest of the outstanding loans and commitments of any class of loans under the Term Facility, (i) until the date that is 18 months after the Closing Date, if the initial yield on any Incremental Term Loan Facility (as determined by the Agent in a manner consistent with the Existing Terex Credit Agreement) exceeds by more than 50 basis points the yield (as so determined) on the term loans of such class, then the applicable margin for each adversely affected class of term loans shall automatically be increased to eliminate such excess above 50 basis points, (ii) the final maturity date of any Incremental Term Loan Facility shall be no earlier than the final maturity date of any other class of term loans and (iii) the average life to maturity of any Incremental Term Loan Facility shall be no shorter than the average life to maturity of any other class of term loans. Notwithstanding the foregoing, the Senior Facilities Documentation will contain provisions comparable to the Limited Conditionality Provisions in respect of any Incremental Facility incurred to finance a permitted acquisition.

The Borrowers may seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith.

Exh. B-4

Amend and Extend Provisions:
The Senior Facilities Documentation will include customary provisions that will permit the applicable Borrowers to offer to all Lenders under a class of loans or commitments the option to extend the maturity of such Lenders’ loans or commitments on terms and conditions to be set forth in the Senior Facilities Documentation, provided that only the loans and commitments of Lenders that agree to such extension shall be so extended.

Purpose:	(A)
The proceeds of the Term Facility, together with a portion of the Revolving Facilities and cash on hand at Terex and Konecranes and their respective subsidiaries, will be used (a) on the date of the initial borrowing under the Senior Facilities (the “Closing Date”) to (i) effect the Credit Agreement Refinancings, (ii) pay the cash consideration payable pursuant to the Merger Agreement and (iii) pay Transaction Costs and (b) on or after the Closing Date, for other general corporate purposes of the Borrower and its subsidiaries, including the repurchase of equity interests in the Borrower.

(B)
The proceeds of loans under the Revolving Facilities will be used by the applicable Revolving Borrower solely (a) on the Closing Date, as set forth in clause (A) above, and (b) from time to time after the Closing Date, for working capital needs and other general corporate purposes (including the making of dividends and other distributions in respect of its equity interests, the repurchase of equity interests in the Borrower, the repayment or other retirement of indebtedness and the financing of permitted acquisitions, in each case to the extent permitted under the Senior Facilities Documentation).

(C)
Letters of credit will be used for working capital needs and other general corporate purposes (including to replace, backstop or continue letters of credit outstanding on the Closing Date under the Existing Credit Agreements).

Availability:	(A)	The full amount of the Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.
(B)
Loans under the Revolving Facilities will be available on the Closing Date for the purpose set forth in clause (A) under the heading “Purpose”. Thereafter, loans under the Revolving Facilities will be available at any time prior to the final maturity of the Revolving Facilities, in minimum principal amounts consistent with those set forth in the Existing Terex Credit Agreement. Amounts repaid under the Revolving Facilities may be reborrowed.

Exh. B-5

Multicurrency Advances:
The Term Facility will be available in U.S. dollars and Euros and the Domestic Revolving Facility will be available only in U.S. dollars. The Multicurrency Revolving Facility (a) will be available to the Revolving Borrowers (other than the Australian Borrower), up to the maximum amount of the Multicurrency Revolving Facility, in U.S. dollars, euro and Pounds Sterling, and (b) will be available to the Australian Borrower through loans made on behalf of the Lenders by the Australian Fronting Lender in Australian dollars and U.S. dollars in an aggregate principal amount of up to the equivalent of $50,000,000. Loans under the Domestic Revolving Facility will be made by all the Lenders thereunder ratably in accordance with their commitments in respect thereof. Loans under the Multicurrency Revolving Facility (other than loans to the Australian Borrower) will be made by all the Lenders thereunder ratably in accordance with their commitments in respect thereof. Loans made by the Australian Fronting Lender to the Australian Borrower will reduce borrowing availability under the Multicurrency Revolving Facility on a dollar-for-dollar basis. The Lenders under the Multicurrency Revolving Facility will acquire unconditional participations in the loans to the Australian Borrower thereunder in the event of a payment default on such loans, and shall be entitled to receive from the Australian Fronting Lender a participation fee equal to the spread over the applicable LIBOR or base rate on such loans, to the extent the same is received by the Australian Fronting Lender.

Interest Rates and Fees:	As set forth on Annex I hereto.
Default Rate:	The applicable interest rate plus 2.0% per annum, payable on overdue amounts.
Letters of Credit:
Consistent with the Existing Terex Credit Agreement (which includes, among other things, customary provisions relating to Defaulting Lenders), letters of credit under the Revolving Facilities will be issued by one or more Lenders acceptable to the Terex and the Agent who agree to provide such letters of credit (the “Issuing Banks”). Each letter of credit shall expire not later than the earlier of (a) 24 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facilities; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 24 months (which in no event shall extend beyond the date referred to in clause (b)).

Drawings under any letter of credit shall be reimbursed by the applicable Revolving Borrower within one business day. To the extent that such Revolving Borrower does not reimburse the applicable Issuing Bank within one business day, the Lenders under the applicable Revolving Facility shall be irrevocably obligated to reimburse such Issuing Bank pro rata based upon their respective commitments under the applicable Revolving Facility.

Exh. B-6

The issuance of all letters of credit shall be subject to the customary procedures of the applicable Issuing Bank.
Defaulting Lenders:
The Senior Facilities Documentation will contain provisions modifying certain rights of defaulting Lenders and the rights and obligations of the Borrowers, the Issuing Banks and the Swingline Lender in the event of defaulting Lenders (including customary reallocation mechanisms and cash collateralization obligations).

Final Maturity and Amortization:	(A)
Term Facility
The Term Facility will mature on the date that is seven years after the Closing Date, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Facility, with the balance payable on the maturity date of the Term Facility.

	(B)	Revolving Facilities The Revolving Facilities will mature and the commitments thereunder will terminate on the date that is five years after the Closing Date.
Guarantees:
Subject, on the Closing Date, to the Limited Conditionality Provisions, all obligations of the Borrowers under the Senior Facilities and under any interest rate protection or other hedging arrangement entered into with a Lender, the Agent or any affiliate thereof (“Hedging Arrangements”) and performance guarantees will be unconditionally guaranteed (the “Guarantees”) by Terex, Konecranes and each material (to be defined in a manner consistent with the Existing Terex Credit Agreement) direct or indirect wholly-owned subsidiary of Konecranes (each, a “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”), in each case other than any Excluded Subsidiary; provided, however, that with respect to the obligations of any Borrower that is (1) a “United States person” (as defined in section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or (2) a “non-CFC foreign related person” (within the meaning of IRS Notice 2014-52, 2014-42 IRB 712), no Guarantees shall be provided by (a) (i) any person that is a “controlled foreign corporation” as defined in section 957(a) of the Code or (ii) any subsidiary of any such person (each person or subsidiary described in (i) or (ii), a “CFC”) or (b) any subsidiary that is a “United States person” (as defined in section 7701(a)(30) of the Code) and has no material assets other than equity of one or more CFCs (“Foreign Subsidiary Holdco”).

Exh. B-7

For purposes hereof:
“Excluded Subsidiary” means any direct or indirect subsidiary of the Borrower (x) identified by the Borrowers in the Senior Facilities Documentation, (y) that is individually, and together with any other subsidiaries deemed immaterial subsidiaries, below materiality thresholds to be defined in a manner consistent with the Existing Terex Credit Agreement, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrowers), or (z) that is not permitted by law, regulation or contract (not entered into for purposes of avoiding such guarantee) to provide such guarantee, or would require governmental (including regulatory) consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, or for which the provision of such guarantee would result in a material adverse tax consequence to the Borrower or one of its subsidiaries (as reasonably determined by the Borrower in consultation with the Agent).

In addition, certain subsidiaries may be excluded from the guarantee requirements under the Senior Facilities Documentation in circumstances where the Agent determines in its reasonable discretion that the cost of providing such a guarantee is excessive in relation to the benefit to the secured parties intended to be afforded thereby.

Exh. B-8

Security:
Subject, on the Closing Date, to the Limited Conditionality Provisions, the Senior Facilities (including any Contract Loans), the Guarantees of the Loan Parties, any Hedging Arrangements and performance guarantees up to $500,000,000 will be secured by pledges of, security interests in and/or mortgages on substantially all of the present and after-acquired tangible and intangible assets of the Loan Parties (collectively, the “Collateral”). Notwithstanding the foregoing, (a) the Loan Parties shall not be required to (i) grant a mortgage on any real property owned at closing with a fair market value of $10,000,000 or less or that is under a contract of sale as of the Closing Date, (ii) grant a mortgage on any after-acquired owned real property with a fair market value of $10,000,000 or less, (iii) grant a mortgage on any leased real property or (iv) grant a security interest on any Excluded Assets (as defined below) and (b) with respect to the obligations of any Loan Party that is (1) a “United States person” (as defined in section 7701(a)(30) of the Code) or (2) a “non-CFC foreign related person” (within the meaning of IRS Notice 2014-52, 2014-42 IRB 712), the Collateral shall exclude (i) any voting stock of any CFC or any Foreign Subsidiary Holdco, in each case in excess of 65% of the total combined voting power of such CFC or such Foreign Subsidiary Holdco and (ii) any property of any CFC or any Foreign Subsidiary Holdco (including any stock owned by any CFC or any Foreign Subsidiary Holdco).
For purposes hereof:
“Excluded Assets” means, collectively, (a) motor vehicles and other assets subject to certificates of title or ownership to the extent a security interest therein cannot be perfected by a filing of a financing statement, (b) any asset (including equity interests) if, to the extent and for so long as the grant of a lien thereon is prohibited by applicable law, (c) any Excluded Accounts (as defined below), (d) any contract, instrument, document, lease, license or other agreement to which a Loan Party or any of its property is subject with any person if, to the extent and for so long as the grant of a lien thereon constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than such Loan Party) to, such contract, instrument, document, lease, license or other agreement (but only to the extent any such prohibition on the granting of liens is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or applicable law), (e) any intent‑to‑use trademark application filed in the United States Patent and Trademark Office to the extent that an amendment to allege use or a verified statement of use with respect to such intent‑to‑use application has not been filed with and accepted by the United States Patent and Trademark Office, but only to the extent that the grant of a lien thereon would invalidate or otherwise impair such trademark application, and (f) any assets as to which the Agent shall determine in its reasonable discretion that the costs of obtaining a security interest in the same are excessive in relation to the benefit to the secured parties of the security intended to be afforded thereby.
“Excluded Accounts” means, with respect to any Loan Party, (a) payroll, payroll tax, withholding tax, employee wage and benefit and other tax and employee fiduciary accounts, (b) any zero balance account so long as the opening balance (determined as of the opening of business on the applicable business day of determination) in such account does not exceed the minimum amount required to be deposited by the depositary bank in such account, and (c) any other accounts to the extent the aggregate cash balance in any such account or accounts described in this clause (c) does not exceed, individually or in the aggregate, $2,000,000.

Exh. B-9

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, consistent with the security documentation under the Existing Terex Credit Agreement and otherwise reasonably satisfactory to the Agent (including, in the case of real property, by customary items such as satisfactory title insurance and surveys), and none of the Collateral shall be subject to any other liens, subject to customary and limited exceptions.

Mandatory Prepayments:
Loans under the Term Facility shall be prepaid (without premium or penalty) with:
(a) 50% of Excess Cash Flow (to be defined in a manner consistent with the Existing Terex Credit Agreement) for each 12-month period of Konecranes ending June 30, commencing with the period ending June 30, 2016; provided that the foregoing percentage shall be reduced to 0% when the Senior Secured Leverage Ratio, as of the last day of such 12-month period, is less than 2.75 to 1.00; provided further that voluntary prepayments of loans under the Term Facility made during any 12-month period ending June 30 will reduce the amount of Excess Cash Flow prepayments required for such 12-month period on a dollar-for-dollar basis;
(b) 100% of the net cash proceeds of asset sales or other dispositions of property by Konecranes and its restricted subsidiaries (including proceeds from the sale of stock of any subsidiary of Konecranes and insurance and condemnation proceeds) (subject to certain exceptions, it being understood that no prepayment shall be required for (i) any asset sale or other disposition, the net cash proceeds of which are not greater than $25,000,000 from any single event or series of related events and (ii) asset sales or other dispositions the aggregate net cash proceeds of which are not greater than $75,000,000 in any fiscal year of Konecranes) and reinvestment provisions substantially consistent with the Existing Terex Credit Agreement); and
(c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Konecranes and its restricted subsidiaries (other than net cash proceeds of any debt obligations permitted under the Senior Facilities Documentation, and subject to other exceptions substantially consistent with the Existing Terex Credit Agreement).

Exh. B-10

The above-described mandatory prepayments shall be applied in direct order of maturity to the remaining amortization payments due during the next twelve months and then pro-rata to the remaining amortization payments of the Term Facility. At Terex’s option, the mandatory prepayment described in clause (c) above may alternatively be applied to prepay loans under the Revolving Facilities (allocated pro rata between the Revolving Facilities), without any reduction of the commitments thereunder.
Notwithstanding the foregoing, no mandatory prepayment under clause (c) above shall be required to the extent that the proceeds of the debt issuance are required to be applied to the prepayment of the Bridge Facility (including in respect of the Extended Term Loans).

Voluntary Prepayments and Reductions in Commitments:
Consistent with the Existing Terex Credit Agreement, voluntary reductions of the unutilized portion of the commitments under the Senior Facilities and prepayments of borrowings thereunder will be permitted at any time (without premium or penalty), subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of fixed rate borrowings other than on the last day of the relevant interest period.
Notwithstanding the foregoing, in the event that, prior to the six-month anniversary of the Closing Date, (i) the Borrower prepays any loans under the Term Facility in connection with a Repricing Transaction (to be defined in a manner consistent with the Existing Terex Credit Agreement), (ii) the Senior Facilities Documentation is amended to effect a Repricing Transaction or a Lender is required to assign loans under either Term Facility as a result of its failure to consent to an amendment to the Senior Facilities Documentation that effects a Repricing Transaction, then the loans so prepaid, subject to such amendment or so assigned, as the case may be, will be accompanied by a payment of 1.00% of the aggregate principal amount thereof.

Exh. B-11

Senior Facilities Documentation:
The Senior Facilities Documentation shall contain representations, warranties, covenants and events of default based on and substantially similar to the Existing Terex Credit Agreement, and shall contain only the representations, warranties, covenants and events of default described herein.
For purposes hereof, including the Commitment Letter and all attachments thereto, the terms “substantially similar to the Existing Terex Credit Agreement,” “consistent with the Existing Terex Credit Agreement,” and words of similar import mean substantially the same as the Existing Terex Credit Agreement with modifications (a) as are necessary to reflect the terms specifically set forth in the Commitment Letter (including the exhibits thereto) and the Fee Letter, (b) to reflect any changes in law or accounting standards since the date of the Existing Terex Credit Agreement, (c) to accommodate the structure of the Acquisition and the Restructuring and the Reorganization (as defined below) and (d) to the extent not inconsistent with the terms of the Commitment Letter (including all exhibits thereto), as agreed by Terex and the Arranger after good faith consideration of comments from the Arranger and the syndicate of Lenders, on one hand, or Terex, on the other. The foregoing are referred to as the “Documentation Principles”.

Representations and Warranties:
Subject, on the Closing Date, to the Limited Conditionality Provisions, substantially similar to the Existing Terex Credit Agreement, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of Terex), and limited to: organization, corporate power, authorization and enforceability; governmental approvals; accuracy of financial statements; no material adverse change; title to properties and possession under leases; subsidiaries; absence of material litigation; no violation of agreements or instruments; compliance with laws (including benefits, margin regulations and environmental laws); payment of taxes; inapplicability of the Investment Company Act; solvency; use of proceeds; insurance; labor matters; locations of material owned real property; environmental matters; accuracy of information; treatment as senior indebtedness under subordinated debt; OFAC and sanctioned persons; FCPA and other anti-bribery; PATRIOT Act and other anti-money laundering; and validity, priority and perfection of security interests in the Collateral.
The failure of any representation or warranty (other than the Specified Representations or the Merger Agreement Representations) to be true and correct at any time when made on or prior to the Closing Date will not constitute the failure of a condition precedent to the funding of the Facilities on the Closing Date.

Exh. B-12

Conditions Precedent to Initial Borrowing:	The initial borrowing under the Senior Facilities will be subject only to the applicable conditions precedent set forth in Section 6 of, and Exhibit D to, the Commitment Letter.
Conditions Precedent to all Borrowings after the Closing Date:	Delivery of notice, accuracy of representations and warranties in all material respects (or, if qualified by materiality, in all respects) and absence of defaults.
Affirmative Covenants:
Substantially similar to the Existing Terex Credit Agreement, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of Terex) (to be applicable to Konecranes and its restricted subsidiaries), and limited to: maintenance of corporate existence and rights; performance of obligations; delivery of audited financial statements of Konecranes, unaudited consolidated and consolidating financial statements and other financial information and notices of default, litigation and material adverse effect; maintenance of properties in working order; maintenance of reasonably satisfactory insurance; compliance with laws (including benefits and environmental laws) in all material respects; preparation of environmental reports; use of proceeds; maintenance of records and inspection of books and properties; maintenance of ratings; further assurances; OFAC and sanctioned persons; FCPA and other anti-bribery; PATRIOT Act and other anti-money laundering; and payment of taxes and other obligations.

Exh. B-13

Negative Covenants:
Substantially similar to the Existing Terex Credit Agreement, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of Terex) (to be applicable to Konecranes and its restricted subsidiaries), and limited to: limitations on dividends on, and redemptions and repurchases of, capital stock; limitation on restrictions on ability of restricted subsidiaries to pay dividends; limitation on prepayments, redemptions and repurchases of debt (other than loans under the Senior Facilities); limitations on liens and sale‑leaseback transactions; limitations on loans, advances and investments; limitations on debt (to permit performance guarantees); limitations on mergers, consolidations, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted; limitations on changing fiscal year; limitations on amendment of debt; and limitations on designation of unrestricted subsidiaries.
For avoidance of doubt, the limitation on dividends shall permit dividends and share repurchases by Konecranes so long as no default or event of default has occurred and is continuing or would arise as a result thereof (i) in unlimited amounts so long as the Consolidated Leverage Ratio (to be defined in a manner consistent with the Existing Terex Credit Agreement) is less than or equal to 3.75 to 1.00 and (ii) in an amount not in excess of $250,000,000 in any year if the Consolidated Leverage Ratio is greater than 3.75 to 1.00. The baskets in the negative covenants will be increased to reflect the increased size and operational needs of Konecranes and its subsidiaries. In addition, Terex shall be permitted to pay dividends (the “Terex U.S. Holdco Dividends”) to Terex U.S. Holdco which will be a Subsidiary Guarantor in order enable Terex U.S. Holdco pay interest on intercompany debt owed to Finance Sub which will be a Subsidiary Guarantor (the “Intercompany Interest Payments”), which interest payments shall be permitted. In addition, subsidiaries shall be permitted to make customary payments to Konecranes or another consolidated taxpayer pursuant to customary tax sharing arrangements.
The Senior Facilities Documentation will permit so long as no default or event of default would result therefrom, the change in Konecranes’s domicile to a different country so long as the new domicile is a member of the European Union, which change may be effected by a merger in which case the survivor of such merger shall assume the obligations of Konecranes by an instrument in form and substance reasonably satisfactory to the Administrative Agent (the “Reorganization”); provided that (i) Konecranes shall provide the Administrative Agent at least 45 days’ notice of the Reorganization, (ii) the Administrative Agent, in consultation with the applicable Lenders, shall be reasonably satisfied that the applicable Lenders may make and maintain loans and other extensions of credit to Konecranes in the applicable currency or currencies in the jurisdiction of such new domicile in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified tax or other expense and any other adverse tax consequences and (iii) Konecranes shall have delivered to the Administrative Agent such corporate documentation (including all applicable “know your customer” documentation), charter documents, by-laws, resolutions and legal opinions (in each case, consistent with those provided or required to be provided by Terex under the Existing Terex Credit Agreement), modified as appropriate for the jurisdiction of such new domicile or otherwise as may be agreed to by the Administrative Agent.

Exh. B-14

Financial Covenants:
Solely the following covenants which will be solely for the benefit of the Lenders under the Revolving Facilities, (a) a maximum Senior Secured Leverage Ratio of 2.75:1.00 and (b) a minimum Interest Coverage Ratio of 2.50:1.00 (collectively, the “Financial Covenants”), in each case (i) tested on a trailing four-quarter basis commencing with the first full fiscal quarter following the Closing Date and (ii) to be applicable solely in the event that on the last day of any fiscal quarter, the aggregate principal amount of loans, unreimbursed disbursements under letters of credit and aggregate face amount of outstanding letters of credit under the Revolving Facilities exceeds 30% of the total commitments in respect of the Revolving Facilities then in effect.

Events of Default:
Subject, on the Closing Date, to the Limited Conditionality Provisions, substantially similar to the Existing Terex Credit Agreement, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of Terex), and limited to: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration to indebtedness in a principal amount exceeding $75,000,000; bankruptcy; judgments exceeding $75,000,000; ERISA events that could reasonably be expected to result in liability exceeding $75,000,000; actual or asserted invalidity of the guarantees or the security documents; and change in control. For purposes hereof, neither the Reorganization nor the Restructuring shall constitute a Change of Control.

Exh. B-15

Voting:
Substantially similar to the Existing Terex Credit Agreement, amendments and waivers of the Senior Facilities Documentation will require the approval of Lenders (the “Required Lenders”) holding at least a majority of the aggregate amount of the loans and commitments under the Senior Facilities (with certain amendments and waivers also requiring class votes), except that (i) (A) the consent of each affected Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions or forgiveness of principal, interest, fees or reimbursement obligations payable to such Lender, (c) extensions of final maturity or scheduled amortization of, or dates for payment of interest on, the loans or commitments of such Lender, and (d) subject to the provisions regarding amend and extend transactions and loan buybacks, modifications to certain provisions requiring the pro rata treatment of Lenders and (B) the consent of each Lender shall be required with respect to, among other things, (a) reductions in the percentage contained in the definition of “Required Lenders” and (b) releases of Konecranes or Terex as a guarantor and releases of all or substantially all of the value of other guaranties (other than in connection with permitted asset sales) or all or substantially all of the Collateral and (ii) only the consent of Lenders holding at least a majority of the aggregate amount of the commitments under the Revolving Facilities shall be required with respect to amendments or waivers of (a) the Financial Covenants and (b) definitions related to the Financial Covenants (as such definitions are used for purposes of the Financial Covenants).
Consistent with the Existing Terex Credit Agreement, the Senior Facilities Documentation will permit Terex or Konecranes to replace a Lender or terminate the commitment of a Lender and force the assignment of such Lender’s outstanding loans in full in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby (so long as the Required Lenders have approved the amendment or waiver), increased costs, taxes, etc. and “defaulting” or insolvent Lenders.

Cost and Yield Protection:	Consistent with the Existing Terex Credit Agreement.

Exh. B-16

Assignments and Participations:
The Lenders will be permitted to assign (other than to Konecranes or any of its affiliates, except as expressly provided below under the caption “Buybacks”) loans and commitments under the Senior Facilities with the consent of Terex (unless an Event of Default has occurred and be continuing) and the Agent (and (a) the Issuing Banks, in the case of any assignment of a commitment under either of the Revolving Facilities, (b) the Domestic Swingline Lender, in the case of any assignment of a commitment under the Domestic Revolving Facility, and (c) the Multicurrency Swingline Lender, in the case of any assignment of a commitment under the Multicurrency Revolving Facility), in each case, not to be unreasonably withheld, delayed or conditioned (it being understood and agreed that Terex’s withholding of consent to any assignment to a competitor of Konecranes or its restricted subsidiaries shall not be considered to be unreasonably withheld, and that Terex shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten business days after having received notice thereof); provided that such consents shall not be required if such assignment is made to another Lender or an affiliate of a Lender or an approved fund (unless the proposed assignment is of a commitment under the Revolving Facilities). Each assignment will be in an integral multiple of $1,000,000. Assignments will be by novation and will not be required to be pro rata between the Senior Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (i) increases in and extensions of the commitments of such participant, (ii) reductions of principal, interest or fees payable to such participant, (iii) extensions of final maturity, scheduled amortization or interest payment dates of the loans or commitments of such participant and (iv) releases of any Subsidiary Guarantor or all or substantially all of the Collateral.

Buybacks:
Subject to customary procedures and limitations, the Term Borrowers will be permitted to purchase loans under the Term Facility, on a non-pro rata basis, pursuant to Dutch auctions to be made available to all Lenders of the applicable class and, subject to a $150,000,000 cap, open market purchases. Any loans so acquired will be immediately canceled.

Exh. B-17

Expenses and Indemnification:
Terex and Konecranes will indemnify the Arranger, the Agent, the Lenders, the Issuing Banks, the Domestic Swingline Lender, the Multicurrency Swingline Lender, the Australian Fronting Lender, their respective affiliates, and their respective directors, officers, employees, agents, trustees, members, partners and advisors (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for each of the Arranger and the Agent, and not more than one outside counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for all of the Lenders and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected Lender) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by a Borrower or any of its affiliates or equityholders) that relates to the Senior Facilities Documentation and the transactions contemplated hereby; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (a) the gross negligence or willful misconduct of such Indemnified Person or (b) any disputes solely among Indemnified Persons and not arising out of any act or omission of a Borrower or any of its affiliates (other than any proceeding against any Indemnified Person solely in its capacity or in fulfilling its role as Agent, Issuing Bank, Domestic Swingline Lender, Multicurrency Swingline Lender, Australian Fronting Lender, lead arranger, bookrunner or any other similar role with respect to the Senior Facilities). Terex and Konecranes will also pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for the Agent and its affiliates) in connection with the syndication and distribution of the Senior Facilities, the preparation and administration of the Senior Facilities Documentation and any amendments or waivers thereto and (ii) all reasonable out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arranger, the Agent, the Issuing Banks, the Swingline Lender and the Lenders incurred in connection with the enforcement of the Senior Facilities; provided that, absent an actual or reasonably perceived conflict of interest, the Borrowers will be required to pay the charges of only one counsel and one local counsel in each relevant jurisdiction for the parties set forth in this clause (ii) taken as a whole (and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel and one additional local counsel in each relevant jurisdiction for all such affected parties (so long as such shared representation is consistent with and permitted by professional responsibility rules)).

Exh. B-18

Governing Law:	New York.
Counsel to the Agent and Arranger:	Cravath, Swaine & Moore LLP.

Exh. B-19

ANNEX I TO
EXHIBIT B

Interest Rates:
The interest rates under the Senior Facilities will be as follows:

Term Facility
At the option of the applicable Term Borrower, Adjusted LIBO Rate plus 3.00% or, in the case of U.S. Term Loans only, ABR plus 2.00%.

Revolving Facilities
The interest rates under the Revolving Facilities shall be based upon the Consolidated Leverage Ratio as set forth below.

Category 1
If the Consolidated Leverage Ratio is greater than or equal to 2.50 to 1.00, at the option of the Borrowers, Adjusted LIBO Rate plus 2.50% or ABR or FBR, as applicable, plus 1.50%.
Category 2
If the Consolidated Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00, at the option of the Borrowers, Adjusted LIBO Rate plus 2.25% or ABR or FBR, as applicable, plus 1.25%.
Category 3
If the Consolidated Leverage Ratio is less than 2.00 to 1.00, at the option of the Borrowers, Adjusted LIBO Rate plus 2.00% or ABR or FBR, as applicable, plus 1.00%.

All Facilities
The Borrowers may elect interest periods of 7 days or 1, 2, 3 or 6 months (or 12 months or, in addition to 7-day interest periods, other interest periods of less than 1 month, if agreed to by all applicable Lenders) for Adjusted LIBO Rate borrowings; provided that the Borrowers shall not be permitted to elect a 7-day interest period more than one time a month.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR or FBR loans) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the highest of (a) CS’s Prime Rate, (b) the Federal Funds Effective Rate plus ½ of 1.00% and (c) the Adjusted LIBO Rate for a one-month interest period plus 1.00%.

Annex I-1

FBR is the Foreign Base Rate, which is the rate of interest (in the absence of the Eurodollar Rate) determined by the Agent to be the average rate charged to borrowers of similar quality as the applicable Borrower, in the currency other than U.S. dollars in which such Borrower seeks to incur loans under the Senior Facilities.

The Adjusted LIBO Rate will at all times include statutory reserves and, (a) solely in respect of the Term Facility, shall be deemed to be not less than 0.75%, and (b) in any event shall be deemed to be not less than 0%.

Facility Fees:
A per annum fee of 0.50% will accrue on the aggregate amount of commitments under the Revolving Facilities (whether used or unused), payable by Terex and Konecranes in arrears at the end of each quarter and upon the termination of the applicable Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the applicable Revolving Facility pro rata in accordance with the amount of each such Lender’s applicable Revolving Facility commitment.

L/C Participation Fees:
A per annum fee equal to (x) in the case of performance letters of credit, 50% of the spread over Adjusted LIBOR under the Revolving Facilities and (y) in the case of all other letters of credit, 100% of the spread over Adjusted LIBOR under the Revolving Facilities will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facilities, payable by Terex and Konecranes in arrears at the end of each quarter and upon the termination of the applicable Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the applicable Revolving Facility pro rata in accordance with the amount of each such Lender’s applicable Revolving Facility commitment. In addition, by Terex and Konecranes shall pay to each Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% per annum (or such other percentage as may be agreed by Terex and Konecranes and such Issuing Bank) of the aggregate face amount of outstanding letters of credit issued by such Issuing Bank, payable in arrears at the end of each quarter and upon the termination of the applicable Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Annex I-2

Australian Fronting Fees:
A fee equal to 0.125% per annum (or such other percentage as may be agreed by Terex and Konecranes and the Australian Fronting Lender) will accrue on the aggregate principal amount of Australian Fronted Loans of the Australian Fronting Lender, payable in arrears at the end of each quarter and upon the termination of the applicable Australian Fronting Commitment, for (a) in the case of any Australian Fronted Loan denominated in Australian dollars, the actual number of days elapsed over a 365-day year, and (b) in the case of any Australian Fronted Loan denominated in U.S. dollars, the actual number of days elapsed over a 360-day year.

Annex I-3

EXHIBIT C

Project Alpha
$1,150,000,000 Senior Unsecured Bridge Facility
Summary of Principal Terms and Conditions
Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit C is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

Borrower:	Terex.
Agent:
The Agent under the Senior Facilities will act as sole administrative agent (in such capacity, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders acceptable to the Borrower (together with CS, the “Lenders”), and will perform the duties customarily associated with such roles.

Sole Lead Arranger and Bookrunner:
The Arranger under the Senior Facilities will act as the sole lead arranger and bookrunner for the Bridge Facility (as defined below), and will perform the duties customarily associated with such roles.

Bridge Loans:
Senior unsecured increasing rate bridge loans providing $1,150,000,000 of gross cash proceeds (the “Bridge Loans”) less (i) the aggregate amount of gross cash proceeds provided by Notes issued on or prior to the Bridge Closing Date (as defined below) (including any Notes issued into escrow) and (ii) the aggregate outstanding principal amount of 6.5% Notes and 6.0% Notes that are not or will not be tendered in the CofC Offers, as provided in “Commitment Reductions” below.

Purpose:
The proceeds of the Bridge Loans will be used on the Bridge Closing Date to (a) unless Terex has obtained a waiver of its obligation to make the 6.5% CofC Offer, finance the 6.5% CofC Offer, (b) unless Terex has obtained a waiver of its obligation to make the 6.0% CofC Offer, finance the 6.0% CofC Offer and (c) pay Transaction Costs.

Exh. C-1

Availability:
If Terex is required to make the CofC Offers in connection with the Transactions, and subject solely to the satisfaction or waiver of the conditions set forth under “Conditions Precedent to Borrowing” set forth below, the Bridge Loans, if any, may be drawn in a single drawing on the Closing Date (the “Bridge Closing Date”) for the sole purpose of enabling Terex to consummate the CofC Offers that are required to be made under (and which shall be made pursuant to the requirements of) the indentures governing the Existing Notes in connection with the Acquisition. Any commitments, if any, in respect of Bridge Loans that are not funded on the Bridge Closing Date in accordance with the foregoing shall automatically terminate.

Commitment Reductions:
The commitments in respect of the Bridge Facility shall be automatically and permanently reduced, on a dollar for dollar basis, by (i) the aggregate outstanding principal amount by which the 6.5% Notes and the 6.0% Notes is reduced (by whatever means) prior to the Bridge Closing Date, and (ii) the then aggregate outstanding principal amount of the 6.5% Notes, if and when Terex obtains a waiver of its obligation to make the 6.5% CofC Offer, and the then aggregate outstanding principal amount of the 6.0% Notes, if and when Terex obtains a waiver of its obligation to make the 6.0% CofC Offer. For the avoidance of doubt, if Terex obtains waivers of its obligations to make both of the CofC Offers, the commitments in respect of the Bridge Facility will immediately and automatically terminate in full.
In addition, Terex shall have the right at any time and from time to time to permanently reduce the commitments in respect of the Bridge Facility on one business day advance notice to the Administrative Agent.

Interest Rates:
The Bridge Loans will bear interest at a rate per annum equal to the three-month Adjusted LIBO Rate, plus a spread of 5.50% (the “Rate”). The Rate will increase by (i) 50 basis points upon the 90‑day anniversary of the Bridge Closing Date, plus (ii) an additional 50 basis points upon each subsequent 90-day anniversary following the initial 90‑day anniversary of the Bridge Closing Date. Interest on the Bridge Loans shall not exceed the Total Cap (as defined in the Fee Letter), in each case, without giving effect to any default interest. Interest will be payable quarterly in arrears, on the Bridge Loan Maturity Date and on the date of any prepayment of the Bridge Loans. For amounts outstanding after the Bridge Loan Maturity Date, interest will be payable on demand at the default rate.

The Adjusted LIBO Rate will at all times include statutory reserves and shall be deemed to be not less than 1.00%.

Exh. C-2

Default Rate:	The applicable interest rate plus 2.0% per annum, payable on overdue amounts.
Maturity:	One year from the Bridge Closing Date (the “Bridge Loan Maturity Date”).
Guarantees:
All obligations of the Borrower under the Bridge Facility will be unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by Konecranes and by each subsidiary of Konecranes that guarantees the Senior Facilities of Terex (each, a “Subsidiary Guarantor”).

Security:	None (including in respect of the Extended Term Loans.
Documentation:
The Bridge Facility will be documented under a credit agreement that will be consistent with this Exhibit C and will contain representations and warranties, affirmative covenants, negative covenants and events of default substantially similar to those in the Senior Facilities Documentation with such changes thereto as are necessary or reasonably appropriate to reflect the terms set forth in the Commitment Letter and this Exhibit C and the nature of the transactions contemplated hereby. The foregoing are referred to as the “Documentation Principles”.

Exh. C-3

Rollover:
If the Bridge Loans are not repaid in full on or prior to the Bridge Loan Maturity Date, and provided that no bankruptcy default under the definitive documentation for the Bridge Facility (the “Bridge Loan Documentation”) has occurred and is continuing, the Bridge Loans shall be automatically converted on the Bridge Loan Maturity Date (the “Conversion Date”) into senior unsecured term loans due on the seventh anniversary of the Bridge Loan Maturity Date (the “Extended Term Loans”) in an aggregate principal amount equal to the aggregate principal amount of Bridge Loans so converted. The Extended Term Loans will have the terms set forth in Annex I to this Exhibit C. At any time on or after the Conversion Date, at the option of the applicable Lender and on reasonable prior written notice, the Extended Term Loans may be exchanged by the holders thereof for exchange notes (“Exchange Notes”), which will have the terms set forth in Annex I to this Exhibit C; provided that (i) no Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $100,000,000 in aggregate amount of Exchange Notes (or such lesser principal amount as represent all of the outstanding Extended Term Loans) and (ii) no subsequent Exchange Notes shall be issued until the Borrower shall have received additional requests to issue at least $100,000,000 in aggregate principal amount of additional Exchange Notes (or such lesser principal amount as represent all of the outstanding Extended Term Loans). The Exchange Notes will be issued under an indenture that will have the terms set forth in Annex I to this Exhibit C. In connection with each such exchange, if requested by any Lender that is a Lender as of the Bridge Closing Date (each, an “Initial Bridge Lender”), the Borrower shall (i) deliver to the Lender that is receiving Exchange Notes, and to such other Lenders as such Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A offering of senior unsecured high-yield securities covering the resale of such Exchange Notes by such Lenders, in such form and substance as reasonably acceptable to the Borrower and such Initial Bridge Lender, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement; (ii) execute an exchange agreement containing provisions customary in Rule 144A securities purchase agreements (including indemnification provisions) if reasonably requested by such Initial Bridge Lender; (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Bridge Lender and such certificates as the Initial Bridge Lender may reasonably request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lender; and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lender in connection with issuances or resales of Exchange Notes, including providing such information regarding the business and operations of the Borrower and its subsidiaries as is reasonably requested by any prospective holder of Exchange Notes and customarily provided in due diligence investigations in connection with purchases or resales of Rule 144A securities.
The Extended Term Loans will be governed by the provisions of the Bridge Loan Documentation and will have the same terms as the Bridge Loans except as expressly set forth in Annex I to this Exhibit C.

Exh. C-4

Mandatory Prepayments:
The Bridge Loans shall be prepaid (without premium or penalty) with, subject to certain exceptions to be agreed upon, (i) the net proceeds from the issuance, offering or placement of any debt obligations (other than borrowings under the Revolving Facilities) or equity securities by the Borrower or any of its subsidiaries, in each case issued after the Closing Date (with such proceeds being applied to repay the Bridge Loans prior to the repayment of loans outstanding under the Senior Facilities) and (ii) the net proceeds from any asset sales by the Borrower or any of its subsidiaries (including proceeds from the sale of equity securities of any subsidiary of the Borrower) in excess of the amount required to be paid to the lenders under the Senior Facilities.

Voluntary Prepayments:
The Bridge Loans may be repaid, in whole or in part without premium or penalty, at the option of the Borrower at any time upon three business days’ prior written notice, at a price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest and fees to, but not including, the date of repayment.

Scheduled Amortization:	None.
Representations and Warranties:
Subject, on the Closing Date, to the Limited Conditionality Provisions, substantially similar to the Senior Facilities Documentation relating to the Borrower and its restricted subsidiaries, with such changes as are necessary or appropriate in connection with the Bridge Loans.

Change of Control:
Each holder of the Bridge Loans will be entitled to require the Borrower, and the Borrower shall offer, to repay the Bridge Loans held by such holder, at a price of 100% of the principal amount thereof, plus all accrued fees and all accrued and unpaid interest to, but not including, the date of repayment, upon the occurrence of a “change of control” (to be defined in the Bridge Loan Documentation in a manner similar to the definitions contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower)). The consummation of the Reorganization and/or the Restructuring shall not constitute a Change of Control.

Exh. C-5

Conditions Precedent to Borrowing:	The borrowing under the Bridge Facility will be subject only to the applicable conditions precedent set forth in Section 6 of, and Exhibit D to, the Commitment Letter.
Covenants:
Substantially similar to the Senior Facilities Documentation, relating to the Borrower and its restricted subsidiaries, with such changes and additions as are necessary and appropriate in connection with the Bridge Loans (it being understood that there shall be no financial maintenance covenants under the Bridge Loan Documentation). In particular, the restricted payments, debt incurrence and prepayment of debt covenants will be more restrictive in connection with the Bridge Loans than the equivalent provisions for the Senior Facilities, provided that such restrictions shall permit the share repurchases contemplated by Exhibit A, the Terex U.S. Holdco Dividends and the Intercompany Interest Payments; and provided, further, that any such additional limitations on restricted payments shall not violate any applicable limitations on restrictive agreements under Existing Notes or cause the financial results of any consolidated subsidiaries to be excluded from the calculation of net income, EBITDA and similar financial measures. The Bridge Documentation will not include any financial covenants..

The Bridge Loan Documentation will include a customary covenant for the Borrower and its restricted subsidiaries to use their commercially reasonable efforts to issue Notes to refinance the Bridge Loans.

Events of Default:
Subject, on the Closing Date, to the Limited Conditionality Provisions, events of default will be subject to materiality levels, default triggers, grace and cure periods and/or exceptions to be negotiated and reflected in the Bridge Loan Documentation and will be in form and substance customary and usual for senior unsecured high-yield notes of Terex (but in any event no more restrictive than those applicable to the Senior Facilities).

Exh. C-6

Voting:
Substantially similar to the Senior Facilities Documentation, with such changes and additions as are necessary and appropriate in connection with the Bridge Loans. Amendments and waivers of the Bridge Loan Documentation will require the approval of Lenders (the “Required Lenders”) holding at least a majority of the aggregate amount of the Bridge Loans or the Extended Term Loans, as applicable, except that (i) the consent of each affected Lender shall be required with respect to, among other things, (A) increases in the commitment of such Lender, (B) reductions or forgiveness of principal, interest or fees payable to such Lender, (C) extensions of final maturity of, or dates for payment of interest on, the loans or commitments of such Lender, and (D) modifications to certain provisions requiring the pro rata treatment of Lenders and (ii) the consent of each Lender shall be required with respect to, among other things, (A) reductions in the percentage contained in the definition of “Required Lenders” and (B) releases of all or substantially all of the value of the Guarantees (other than in connection with permitted asset sales).

Cost and Yield Protection:	Consistent with the Existing Terex Credit Agreement.

Exh. C-7

Assignments and Participations:
Subject to the provisions of Section 3 of the Commitment Letter, the Bridge Lenders shall have the right to assign their interest in the Bridge Loans in whole or in part without the consent of the Borrower; provided, however, that (i) prior to the date that is one year after the Closing Date and unless a Demand Failure Event (as defined in the Fee Letter) in respect of the Bridge Loans has occurred or a bankruptcy event of default shall have occurred and be continuing, the consent of the Borrower shall be required with respect to any assignment (such consent not to be unreasonably withheld, delayed or conditioned) if, subsequent thereto, the Credit Suisse and the Additional Commitment Parties (together with their respective affiliates) would hold, in the aggregate, less than 50.1% of the outstanding Bridge Loans and (ii) the Borrower shall be notified of such assignment. For any assignments for which the Borrower’s consent is required, such consent shall be deemed to have been given if the Borrower has not responded within ten business days of a request for such consent. Each assignment will be in an integral multiple of $1,000,000. Assignments will be by novation and will be subject to customary restrictions on eligible assignees to be agreed.
The Lenders will be permitted to sell participations in loans without restriction. Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees payable to such participant, (b) extensions of final maturity of, or dates for payment of interest on, the loans or commitments of such participant and (c) releases of all or substantially all of the value of the Guarantees.

Exh. C-8

Expenses and Indemnification:
The Borrower will indemnify the Arranger, the Agent, the Lenders, their respective affiliates, and their respective directors, officers, employees, agents, trustees, members, partners and advisors (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for each of the Arranger and the Agent, and not more than one outside counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for all of the Lenders and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel for each affected Lender) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates or equityholders) that relates to the Bridge Loan Documentation and the transactions contemplated hereby; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (a) the gross negligence or willful misconduct of such Indemnified Person or (b) any disputes solely among Indemnified Persons and not arising out of any act or omission of the Borrower or any of its affiliates (other than any proceeding against any Indemnified Person solely in its capacity or in fulfilling its role as Agent, lead arranger, bookrunner or any other similar role with respect to the Bridge Facility). The Borrower will also pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction (and, if reasonably necessary, one special counsel) for the Agent and its affiliates) in connection with the syndication and distribution of the Bridge Facility, the preparation and administration of the Bridge Loan Documentation and any amendments or waivers thereto and (ii) all reasonable out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arranger, the Agent and the Lenders incurred in connection with the enforcement of the Bridge Facility; provided that, absent an actual or reasonably perceived conflict of interest, the Borrower will be required to pay the charges of only one counsel and one local counsel in each relevant jurisdiction for the parties set forth in this clause (ii) taken as a whole (and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel and one additional local counsel in each relevant jurisdiction for all such affected parties (so long as such shared representation is consistent with and permitted by professional responsibility rules)).

Exh. C-9

Governing Law:	New York.
Counsel to the Agent and Arranger:	Cravath, Swaine & Moore LLP.

Exh. C-10

ANNEX I TO
EXHIBIT C

SUMMARY OF TERMS OF THE EXTENDED TERM LOANS
AND EXCHANGE NOTES
Extended Term Loans
On the Conversion Date, so long as no bankruptcy default has occurred and is continuing, the outstanding Bridge Loans will be converted automatically into the Extended Term Loans. The Extended Term Loans will be governed by the provisions of the Bridge Loan Documentation and, except as expressly set forth below, will have the same terms as the Bridge Loans.

Maturity:	The Extended Term Loans will mature on the seventh anniversary of the Conversion Date.
Interest Rate:
The Extended Term Loans will bear interest at a rate per annum (the “Interest Rate”) equal to the Total Cap.
Overdue principal and, to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Extended Term Loans at the then-applicable rate plus 2.0% per annum.

Covenants, Defaults and Mandatory Prepayments:
Upon and after the Conversion Date, the covenants, mandatory prepayments (other than with respect to a change of control, with respect to which the provisions of the Bridge Loans will apply) and defaults which would be applicable to the Exchange Notes, if issued, will also be applicable to the Extended Term Loans in lieu of the corresponding provisions of the Bridge Loan Documentation, provided that the optional prepayment provisions applicable to the Bridge Loans shall remain applicable to the Extended Term Loans.

Annex I-1

Exchange Notes
At any time on or after the Conversion Date, upon at least five business days’ prior notice, the Extended Term Loans may, at the option of any Lender (but subject to the minimum amounts provided for in Exhibit C), be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Extended Term Loans so exchanged. The Borrower will issue Exchange Notes under an indenture (the “Indenture”) substantially similar to the existing indentures of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower). The Borrower will appoint a trustee acceptable to the Agent and the Initial Bridge Lenders.

Security:	None.
Maturity Date:	The Exchange Notes will mature on the seventh anniversary of the Bridge Loan Maturity Date.
Interest Rate:
Each Exchange Note will bear interest at a rate per annum equal to the Total Cap.
Interest will be payable in arrears on a semi-annual basis. Default interest will be payable on demand.
Overdue principal, and to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Exchange Notes shall bear interest at the then-applicable rate plus 1.0% per annum.

Optional Redemption:
Exchange Notes will be non-callable until the third anniversary of the Bridge Closing Date. Thereafter, each Exchange Note will be callable at par plus accrued and unpaid interest to, but not including, the redemption date plus a premium equal to 75% of the coupon on such Exchange Note, which premium shall decline ratably to par on each subsequent anniversary of the Bridge Closing Date to zero on the date that is 2 years prior to the maturity of the Exchange Notes.
Prior to the third anniversary of the Bridge Closing Date, the Exchange Notes may be redeemed at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Bridge Closing Date plus 50 basis points. In addition, prior to the third anniversary of the Bridge Closing Date, up to 40% of the Exchange Notes may redeemed with proceeds from certain equity sales (to be defined) at a price equal to par plus the coupon of such Exchange Notes.

Annex I-2

Defeasance and Discharge Provisions:
Customary defeasance provisions similar to those contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower).

Modification:
Customary modification provisions similar to those contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower).

Change of Control:
The Borrower will be required to repurchase the Exchange Notes following the occurrence of a “change of control” (to be defined similar to the definitions contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower)) at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase. It is understood and agreed that neither the Reorganization nor the Restructuring shall constitute a “Change of Control”.

Covenants:
The Indenture will include covenants similar to those contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower) and shall permit the payment by Terex of the U.S. Holdco Dividends and Intercompany Interest Payments.

Events of Default:
The Indenture will provide for events of default similar to those contained in indentures governing senior unsecured high-yield debt securities of Terex, as modified to give effect to the Transactions (including the changes to the identity and corporate structure of the Borrower).

Registration Rights:	Usual and customary for high-yield securities.

Annex I-3

EXHIBIT D

Project Alpha
$1,650,000,000 Senior Secured Credit Facilities
$1,150,000,000 Senior Unsecured Bridge Facility
Summary of Additional Conditions Precedent
Capitalized terms used but not defined in this Exhibit D shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit D is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used.
The initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent:
1. The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance with applicable law and on the terms described in the Term Sheets and in the Merger Agreement (without any amendment, modification or waiver thereof or any consent thereunder which is materially adverse to the Lenders, the Arranger or the Agent without the prior written consent of the Arranger (not to be unreasonably withheld, delayed or conditioned)). Subject to the Limited Conditionality Provisions, the Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects (except in the case of any Merger Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be). The Merger Agreement (including all schedule and exhibits thereto) and all other related documentation shall be satisfactory to the Arranger (it being understood that the Merger Agreement (other than the schedules and exhibits thereto) delivered to the Arranger at 4:01 p.m. on August 10, 2015 is satisfactory).
2. Substantially contemporaneously with the receipt of the proceeds of the Loans under the Senior Facilities, the Credit Agreement Refinancings shall have been consummated.
3. Since December 31, 2014, there shall not have been any Material Adverse Effect.
For purposes hereof, “Material Adverse Effect” means, with respect Konecranes, any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts has or is reasonably expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Konecranes, Konecranes’s Subsidiaries and Joint Ventures (as such terms are defined in the Merger Agreement), taken as a whole; provided that none of the following shall be deemed either alone or in combination to constitute, or be taken into

Exh. D-1

account in determining whether there has been a material adverse effect: any change, development, event, occurrence, effect or state of facts arising out of or resulting from (a) any change in capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (b) any change in geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of the Merger Agreement, (c) any hurricane, tornado, flood, earthquake or other natural or man-made disaster occurring after the date of the Merger Agreement, (d) any change in applicable Law, regulation, GAAP or IFRS (or authoritative interpretation thereof) which is proposed, approved or enacted on or after the date of the Merger Agreement, (e) any change in general conditions in the industries in which Konecranes and its Subsidiaries and Joint Ventures operate, (f) the failure, in and of itself, of Konecranes to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Merger Agreement, or changes in the market price, credit rating or trading volume of Konecranes’s securities after the date of the Merger Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change, either alone or in combination, may be deemed to constitute or be taken into account in determining whether there has been a Material Adverse Effect), and (g) the announcement and pendency of the Merger Agreement and the transactions contemplated hereby, including any lawsuit in respect of the Merger Agreement or the transactions contemplated hereby, the taking of any action required or expressly contemplated by the covenants contained herein, and any loss of or change in relationship with any customer, supplier, distributor, or other business partner, or departure of any employee or officer, of Konecranes or any of Konecranes’s Subsidiaries or Joint Ventures, except, in the cases of clauses (a), (b), (d), and (e), to the extent that Konecranes and Konecranes’s Subsidiaries and Joint Ventures, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which Konecranes and Konecranes’s Subsidiaries and Joint Ventures operate (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect).
4. The Arranger shall have received (a) (i) if the Closing Date shall not have occurred by February 29, 2016, the U.S. GAAP audited consolidated and (to the extent available) consolidating balance sheet and related statements of income, stockholders’ equity and cash flows of Terex for the fiscal year ended December 31, 2015 and (ii) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of Terex for each fiscal quarter ended after March 31, 2015, and at least 45 days before the Closing Date, (b) (i) if the Closing Date shall not have occurred by March 31, 2016, the IFRS audited consolidated and (to the extent available) consolidating balance sheet and related statements of income,

Exh. D-2

changes in equity and cash flow of Konecranes for the fiscal year ended December 31, 2015 and (ii) IFRS unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, changes in equity and cash flow of Konecranes for each fiscal quarter ended after March 31, 2015, at least 45 days before the Closing Date.
5. The Arranger shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Konecranes and Terex as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 4 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
6. The Arranger shall have received the financial statements required to be delivered pursuant to paragraphs 4 and 5 above, all other information regarding Terex, Konecranes and their respective subsidiaries required to complete a Confidential Information Memorandum for each of the Facilities and such other marketing materials to be used in connection with the syndication reasonably requested by the Arranger (the “Required Information”). The Arranger shall have been afforded a period (the “Marketing Period”) of at least 20 consecutive days following receipt of the Required Information to syndicate the Facilities; provided that (a) the Marketing Period shall not commence prior to September 8, 2015, (b) the Marketing Period shall be tolled to the extent it would include November 26, 2015 through and including November 29, 2015 and (c) if the Marketing Period has not concluded on or prior to December 18, 2015, the Marketing Period shall not commence prior to January 4, 2016.
7. The Arranger shall have received a certificate from the chief financial officer of Konecranes substantially in the form attached as Annex I to this Exhibit D certifying that Konecranes and its subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
8. Subject to the Limited Conditionality Provisions and the applicable Documentation Principles, definitive documentation for the Facilities, in each case consistent with the applicable Documentation Principles, shall be executed and delivered by all parties thereto, and the Arranger shall have received a notice of borrowing, customary legal opinions, corporate documents and officers’ and public officials’ certifications, customary lien search results, organizational documents, customary evidence of authorization and good standing certificates (where the concept is applicable) in jurisdictions of formation/organization, in each case of each Loan Party.
9. Subject to the Limited Conditionality Provisions and the applicable Documentation Principles, with respect to the Senior Facilities, all documents and instruments required to perfect the Agent’s security interests in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.

Exh. D-3

10. With respect to the Bridge Facility, (a) one or more investment banks reasonably satisfactory to Credit Suisse (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Notes and Credit Suisse and the Investment Bank each shall have received, (i) a customary preliminary offering document (an “Offering Document”) suitable for use in a customary “high-yield road show” relating to the Notes, which contains all financial information (including all audited financial statements, all unaudited financial statements (which, in the case of Terex, shall have been reviewed as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and all appropriate pro forma financial statements prepared in accordance with generally accepted accounting principles in the United States and prepared in accordance with Regulation S‑X under the Securities Act of 1933, as amended), and all other data that the Securities and Exchange Commission would require in a registered offering of the Notes or are customarily included in Offering Documents of such type, and (ii) (A) customary comfort letters (which shall also provide “negative assurance” comfort that is customary in the context of a transaction where the most recent financial statements are not more than 135 days old) from the independent accountants for Terex and Konecranes (and any other accountant to the extent financial statements audited or reviewed by such accountants are or would be included in any Offering Document) and (B) a customary “10b-5” disclosure letter from counsel to Konecranes and (b) the Investment Bank shall have been afforded a period of at least 20 consecutive days following receipt of an Offering Document including the information described in clause (a) to seek to place the Notes with qualified purchasers thereof; provided that (i) if such period has not concluded on or prior to August 21, 2015, such period shall not commence prior to September 8, 2015, (ii) such period shall be tolled to the extent it would include November 26, 2015 through and including November 29, 2015 and (iii) if such period has not concluded on or prior to December 18, 2015, such period shall not commence prior to January 4, 2016.
11. The Arranger shall have received, at least five business days prior to the Closing Date, all documentation and other information requested by the Arranger at least 10 business days prior to the Closing Date and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
12. All costs, fees, expenses (including without limitation legal fees and expenses) and other compensation contemplated by the Commitment Letter and the Fee Letters payable to the Arranger shall have been paid to the extent due and to the extent due and payable and invoiced prior to the Closing Date.

Exh. D-4

ANNEX I TO
EXHIBIT D

[FORM OF]
SOLVENCY CERTIFICATE

Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010
[DATE]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of [ ] (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among [ ] (the “Company”), the Subsidiaries of the Company from time to time party thereto (together with the Company, the “Borrowers”), the lenders and issuing banks from time to time party thereto and Credit Suisse AG, as administrative agent (the “Administrative Agent”) and as collateral agent. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Credit Agreement.
The undersigned hereby certifies, in his capacity as a [ ] of the Company and not in a personal capacity, as follows:
On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds thereof, (a) the fair value of the assets of the Company and its Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, in each case on a consolidated basis; (b) the present fair saleable value of the property of the Company and its Subsidiaries, in each case on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Company and its Subsidiaries, in each case on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Company and its Subsidiaries, in each case on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
The foregoing certifications are made and delivered pursuant to Section [ ] of the Credit Agreement. In making the foregoing certifications, the undersigned has reviewed the Credit Agreement and such other documents deemed relevant and made such other investigations and inquiries as the undersigned has deemed appropriate,

Annex I-1

to enable the undersigned to execute this Solvency Certificate on behalf of the Company.

Annex I-2

IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed as of the date first set forth above.

By:
Name:
Title:

Annex I-3